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Exhibit 3.5

                            INGEN TECHNOLOGIES, INC.

                              DIRECTORS' RESOLUTION

                                     2005.7

         BE IT KNOWN THAT, on the 19th day of October, 2005 at a duly constituted special meeting of the Directors of Ingen Technologies, Inc., the following resolution was voted and approved upon motion duly made and seconded:

         Zinovy Lekht, MD, is hereby appointed to the Board of Directors to serve until the next regularly scheduled annual Shareholders' Meeting.

         This resolution is necessary because of an oversight through which Dr. Lekht was not submitted for Shareholder approval as a Director back in March of 2005. The Board, Management and Counsel to Ingen all apologize to Dr. Lekht for this error and welcome him to our Board of Directors, where he has belonged all along!

                           CERTIFICATION BY SECRETARY

         I am the Secretary of Ingen Technologies, Inc. I hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of Ingen Technologies, Inc. on October 19, 2005 in accordance with the provisions of our Bylaws.

         IN WITNESS WHEREOF, I have this 19th day of October, 2005, subscribed my name as Secretary of Ingen Technologies, Inc. and have caused the corporate seal to be affixed hereto (if such a seal exists).


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Secretary of Corporation

                                WAIVER OF NOTICE

         The undersigned Directors of Ingen Technologies, Inc. hereby waive notice of the special Directors' meeting held on October 19, 2005. We consent to all actions taken in the meeting. Faxed and electronic signatures are as valid as original signatures hereupon, and may be signed in counterparts.


/s/ Scott R. Sand                            /s/ Curt Miedema
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Scott R. Sand                                Curt Miedema


/s/ Chris Wirth                              /s/ Khoo Yong Sin
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Chris Wirth                                  KHOO YONG SIN


/s/ Stephen O'Hara
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Stephen O'Hara